EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT effective as of the 19th day of August, 2003

BETWEEN:

APOLLO GOLD CORPORATION 4601 DTC Boulevard Suite 750 Denver, Colorado 80237-2571 (the “Company”)

OF THE FIRST PART

-and- WADE W. BRISTOL 5535 Patrician Way Winnemucca, Nevada 89445-4198 (the “Executive”)

OF THE SECOND PART

RECITALS

	A.	WHEREAS the Executive is an officer of the Company and is employed in the Business (as defined below) operated by the Company;

NOW THEREFORE in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Defined Terms

	(a)	“Board” means the board of directors of the Company;

	(b)	“Business” means the business presently or hereafter carried on by the Company in the area of mineral resource exploration and development;

	(c)	“Disability” means the inability of the Executive as a result of illness or injury to perform his responsibilities as an employee of the Company for a period of 180 consecutive days or 200 days out of 400 days; and

	(d)	“Effective Change of Control” means the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the Board, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions;

	(e)	“Stock Option Plan” means the incentive stock option plan of the Company for directors, officers, employees and other service providers of the Company.

2.	Employment

	(a)	The Company (directly or through it's United States subsidiary, Apollo Gold, Inc. at times when the Executive is a resident of the United States), shall employ the Executive and the Executive shall serve the Company and its subsidiaries as Vice President, U.S. Operations, or in such other capacity or capacities as may be determined by the Board from time to time.

	(b)	The Executive represents that he has the required skills and experience to perform the duties required of him as Vice President, U.S. Operations and agrees to be bound by the terms and conditions of this Agreement.

	(c)	The Executive will be employed on a full-time basis for the Company and that the Executive will devote himself exclusively to the Business and will not be employed or engaged in any capacity in any other business which is in competition with the Business of the Company, without the prior written approval of the Company.

	(d)	The Executive acknowledges that in carrying out his duties and responsibilities:

		i)	the Executive shall comply with all lawful and reasonable instructions as may be given by the Board;

		ii)	the Executive acknowledges and agrees that the effective performance of the Executive’s duties requires the highest level of integrity and the Company’s complete confidence in the Executive’s relationship with other employees of the Company and with all persons dealt with by the Executive in the course of employment; and

2

		iii)	the Executive will perform his duties in a diligent, loyal, productive and efficient manner and use his best efforts to advance the Business and goodwill of the Company.

	(e)	The Executive is employed on a full-time basis for the Company and he understands that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the employment.

	(f)	The Executive’s initial location of employment under this Agreement shall be in the State of Nevada. The Executive agrees, however, to relocate his employment within North America if directed to do so by the Board. The Company shall reimburse the Executive for all moving expenses related to a relocation of employment hereunder.

3.	Compensation and Benefits

As compensation for the services to be rendered by the Executive to the Company, the Company agrees to provide the remuneration and benefits set out in this clause 3.

	(a)	Base Salary and Discretionary Bonus

The Executive shall be paid a minimum annual base salary of US$140,000 to be reviewed annually by the Board. Said salary shall be subject to all statutory and other deductions and shall be paid bi-monthly, in arrears, by cheque or deposit, or such other periodic installments as may be from time to time agreed. In addition, the Executive may be entitled to receive a discretionary performance bonus in such amount, if any, as the Board in its sole discretion may determine.

	(b)	Grant of Stock Options

The Executive shall be eligible to receive stock options granted pursuant to the Stock Option Plan, on such terms and conditions as the Board in its discretion may determine.

	(c)	Automobile Allowance

The Executive shall be entitled to receive an automobile allowance of US$10,000 per annum. In the event of the termination of employment of the Executive for reasons other than cause, or in the event of an Effective Change of Control, the Executive shall be entitled to purchase the automobile then in use by the Executive pursuant to this section at a price equal to one-half of the blue book value thereof and any deficiency in the purchase price thereof shall be paid by the Company.

3

	(d)	Health and Medical Benefits

The Executive shall be entitled to receive and participate in health, dental and long-term disability programs as are made available by the Company to other employees holding similar positions of importance to the Company, provided that the Company may modify, suspend, or discontinue any or all of such benefits for its employees generally or for any group thereof, without obligation to replace any such modified, discontinued or suspended benefit with any other benefit, equivalent or otherwise compensate the Executive in respect thereof.

4.	Vacation

The Executive will be entitled to twenty (20) days of vacation during each twelve (12) month period calculated from January 1, 2003 plus usual statutory and other public holidays, the timing of such vacation to be mutually agreed upon between the Executive and the Company. Vacation entitlement not used in any 12 month period may be carried forward provided that if it is not used in the next 12 month period, the Executive shall be paid the cash equivalent of any unused vacation entitlement.

5.	Expenses

The Executive shall be reimbursed by the Company for business expenses incurred as a result of his work on behalf of the Company. The Company shall reimburse the Executive for such expenses upon presentation of supporting documentation satisfactory to the Company in accordance with the tax principles applicable in Canada (at times when the Executive is resident in Canada) or in accordance with the tax principles applicable in the United States (at times when the Executive is resident in the United States) for such reimbursement and the Company’s established reimbursement policies, as those policies may be modified from time to time in the Company’s discretion.

6.	Terms of the Agreement and Termination

	(a)	This Agreement shall commence on the date hereof and shall be of indefinite term unless terminated pursuant to the provisions hereof.

	(b)	The Executive may terminate his employment pursuant to this Agreement by giving at least one (1) months’ advance notice in writing to the Company. The Company may waive such notice, in whole or in part and if it does so, the Executive’s entitlement to remuneration and benefits pursuant to this Agreement will cease on the date it waives such notice.

	(c)	The Executive’s employment shall be terminated upon the death of the Executive whereupon all stock options granted to the Executive shall immediately vest and shall be exercisable by the Executive’s heirs, executors, administrators or personal representatives in accordance with the terms of the Stock Option Plan.

	(d)	The Executive’s employment shall be terminated upon the Disability of the Executive.

4

	(e)	In the event of an Effective Change of Control, the Executive’s employment shall be deemed to have been terminated without cause and the Company shall be obligated to pay the Executive the amount of severance payments calculated in accordance with subparagraph 6(f) hereof.

	(f)	The Executive’s employment may be terminated without cause by majority vote of the Board. In the event that the Executive’s employment is terminated pursuant to this section 6(f), any stock options granted but not vested shall be deemed to have immediately vested and the Company shall pay to the Executive 24 months salary, in compensation for the Executive’s loss of employment, together with a payment equal to 50% of any bonus entitlement of the Executive for each year in such two year period and any other compensation (including two years health and medical coverage) to which the Executive is entitled to receive and the Executive shall not have the duty to mitigate damages. For the purpose of calculation such payments, all Federal and State taxes and Federal excise taxes (parachute taxes) shall be grossed-up.

	(g)	The Company may terminate the Executive’s employment without notice or payment in lieu thereof, for cause. For the purposes of this Agreement “cause” shall mean (i) the failure to follow the written directions of the Board which are not inconsistent with this Agreement or contrary to applicable law, (ii) gross neglect of responsibilities after the receipt of written notice setting forth the performance deficiencies and 45 days to cure such deficiencies, (iii) acts of dishonesty, fraud, misrepresentation, harassment or employment discrimination, and (iv) indictment for a felony.

7.	Notices

	(a)	Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive’s address disclosed on the face page hereof.

	(b)	Any notice required or permitted to be given to the Company shall be sufficiently given if delivered to the Secretary or President of the Company personally or if mailed by registered mail to the Company’s head office at its address disclosed on the face page hereof.

	(c)	Any notice given by mail shall be deemed to have been given forty-eight hours after the time it is posted.

8.	Entire Agreement

This Agreement terminates, replaces and supersedes all prior agreements, oral or written, between the parties hereto. This Agreement contains the final and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements, covenants, representations, or warranties, oral or written, not herein contained with respect to the subject matter hereof.

5

9.	Headings
The headings in this Agreement are for convenience of reference only, and under no circumstances should they be construed as being a substantive part of this Agreement nor shall they limit or otherwise affect the meaning hereof.

10.	Warranty
The parties represent and warrant that there are no restrictions, agreements or limitations on their rights or ability to enter into and perform the terms of this Agreement.

11.	Counterparts
This Agreement may be executed in counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

12.	Severability
In the event that any provision of this Agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

13.	Modification
Any modification of this Agreement must be in writing and signed by both the Executive and the Company or it shall have no effect and shall be void.

14.	Waiver
The wavier by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

15.	Assignment of Rights
The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner.

16.	Independent Legal Advice

6

The Executive acknowledges that he has read and understands this Agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

17.	Time of Essence

Time shall be of the essence of this Agreement.

18.	Governing Law

The Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Any dispute between the Company and Executive shall be brought exclusively in the State or Federal Courts located in Denver, Colorado. In the event of such dispute, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs.

IN WITNESS WHEREOF the parties have duly executed this Agreement effective as of the date first written above.

APOLLO GOLD CORPORATION and
APOLLO GOLD, INC.

		By:	/s/ R. David Russell

R. David Russell, President

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
	)		/s/ Wade Bristol

	)		Wade Bristol

7